INDEPENDENT AUDITOR'S REPORT



To the Shareholders and
Board of Directors
Croft-Leominster Income Fund:

We have audited the accompanying statement of assets and liabilities, including the schedule of portfolio investments, of the Croft-Leominster Income Fund (one of a series constituting the Croft Funds Corporation) as of April 30, 2000, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and financial highlights for each of the four years then ended, and for the period from May 4, 1995 (commencement of operations) to April 30, 1996 in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our proceduresincluded confirmation of investments and cash held by the custodian as of April 30, 2000, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Croft-Leominster Income Fund of the Croft Funds Corporation as of
April 30, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the four years in the period then ended, and for the period from May 4, 1995 (commencement of operations) to April 30, 1996 in the period then ended, in conformity with generally accepted accounting principles.


McCurdy & Associates CPA's, Inc.
Westlake, Ohio
May 25, 2000